Exhibit 99.1

2941 Fairview Park Drive Suite 100 Falls Church, VA 22042-4513 www.generaldynamics.com	News

July 21, 2004
Contact: Rob Doolittle
Tel: 703 876 3199
Fax: 703 876 3555
rdoolitt@generaldynamics.com

General Dynamics Posts Strong Second Quarter

•	EPS increases 22 percent

•	Strong cash flow

FALLS CHURCH, Va. – General Dynamics (NYSE: GD) today reported 2004 second quarter revenues of $4.8 billion, compared to 2003 second quarter revenues of $3.9 billion. Net earnings in the 2004 second quarter were $300 million, or $1.49 per share on a fully diluted basis, compared with 2003 second quarter net earnings of $242 million, or $1.22 per share fully diluted. Net cash provided by operating activities was $361 million for the quarter. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $296 million.

Funded backlog at the end of the second quarter was $26.4 billion, and total backlog was $41.1 billion, compared with $27 billion and $41.6 billion, respectively, at the end of the first quarter of 2004.

“General Dynamics’ continued focus on program performance generated excellent results in the quarter,” said Nicholas D. Chabraja, General Dynamics chairman and chief executive officer. “The business aviation group more than doubled its earnings over the year-ago period as a result of our cost curtailment efforts and tightened control over pre-owned activity. Information Systems and Technology and Combat Systems continued to provide strong revenue growth with healthy margins, and Marine Systems’ year-over-year performance was significantly improved,” Chabraja said.

“Our strong cash flow allowed us to further strengthen our balance sheet by reducing net debt almost $300 million in the quarter,” Chabraja said. Net debt is defined as total debt minus cash on hand.

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General Dynamics, headquartered in Falls Church, Virginia, employs approximately 69,400 people worldwide and anticipates 2004 revenue of $19 billion. The company is a market leader in mission-critical information systems and technologies; land and expeditionary combat systems, armaments and munitions; shipbuilding and marine systems; and business aviation.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its second quarter security analyst conference call, scheduled for 11 a.m. Eastern Time on Wednesday, July 21, 2004. Those accessing the webcast will be able to listen to management’s discussion of the second quarter, as well as the question and answer session with security analysts.

The webcast will be a listen-only audio broadcast, available at www.generaldynamics.com. A Real Audio player or Windows Media™ player is required to access the webcast; information about downloading those players is available on the company’s website. An on-demand replay of the webcast will be available by 2 p.m. on July 21 and will continue for 12 months.

To hear a recording of the conference call by telephone, please call 719-457-0820; passcode 5822384. It will be available from 2 p.m. on July 21 until midnight on August 5, 2004.

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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Second Quarter		Variance
	2004	2003	$	%
NET SALES	$4,761	$3,935	$826	21.0%
OPERATING COSTS AND EXPENSES	4,267	3,557	(710)

OPERATING EARNINGS	494	378	116	30.7%

Interest, Net	(39)	(19)	(20)
Other Income, Net	(12)	2	(14)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	443	361	82	22.7%

Provision for Income Taxes	147	119	(28)

EARNINGS FROM CONTINUING OPERATIONS	$296	$242	$54	22.3%

Discontinued Operations, Net of Tax	4	—	4

NET EARNINGS	$300	$242	$58	24.0%

EARNINGS PER SHARE — BASIC
Continuing Operations	$1.49	$1.23	$0.26	21.1%
Discontinued Operations	$0.02	$—	$0.02

Net Earnings	$1.51	$1.23	$0.28	22.8%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	199.2	197.2

EARNINGS PER SHARE — DILUTED
Continuing Operations	$1.47	$1.22	$0.25	20.5%
Discontinued Operations	$0.02	$—	$0.02

Net Earnings	$1.49	$1.22	$0.27	22.1%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	201.0	198.6

Exhibit A
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CONSOLIDATED STATEMENT OF EARNINGS (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Six Months		Variance
	2004	2003	$	%
NET SALES	$9,521	$7,356	$2,165	29.4%
OPERATING COSTS AND EXPENSES	8,585	6,660	(1,925)

OPERATING EARNINGS	936	696	240	34.5%

Interest, Net	(78)	(30)	(48)
Other Income, Net	(12)	6	(18)

EARNINGS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	846	672	174	25.9%

Provision for Income Taxes	281	209	(72)

EARNINGS FROM CONTINUING OPERATIONS	$565	$463	$102	22.0%

Discontinued Operations, Net of Tax	4	—	4

NET EARNINGS	$569	$463	$106	22.9%

EARNINGS PER SHARE — BASIC
Continuing Operations	$2.84	$2.34	$0.50	21.4%
Discontinued Operations	$0.02	$—	$0.02

Net Earnings	$2.86	$2.34	$0.52	22.2%

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	198.8	198.1

EARNINGS PER SHARE — DILUTED
Continuing Operations	$2.82	$2.32	$0.50	21.6%
Discontinued Operations	$0.02	$—	$0.02

Net Earnings	$2.84	$2.32	$0.52	22.4%

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING (IN MILLIONS)	200.7	199.4

Exhibit B
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter		Variance
	2004	2003	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$1,712	$1,152	$560	48.6%
COMBAT SYSTEMS	1,036	1,016	20	2.0%
MARINE SYSTEMS	1,177	983	194	19.7%
AEROSPACE	771	715	56	7.8%
RESOURCES	65	69	(4)	(5.8)%

TOTAL	$4,761	$3,935	$826	21.0%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$195	$141	$54	38.3%
COMBAT SYSTEMS	117	119	(2)	(1.7)%
MARINE SYSTEMS	81	64	17	26.6%
AEROSPACE	94	45	49	108.9%
RESOURCES	7	9	(2)	(22.2)%

TOTAL	$494	$378	$116	30.7%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	11.4%	12.2%
COMBAT SYSTEMS	11.3%	11.7%
MARINE SYSTEMS	6.9%	6.5%
AEROSPACE	12.2%	6.3%
RESOURCES	10.8%	13.0%
TOTAL	10.4%	9.6%

Exhibit C
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NET SALES AND OPERATING EARNINGS BY SEGMENT (UNAUDITED)
DOLLARS IN MILLIONS

	Six Months		Variance
	2004	2003	$	%
NET SALES:

INFORMATION SYSTEMS AND TECHNOLOGY	$3,428	$2,147	$1,281	59.7%
COMBAT SYSTEMS	2,147	1,831	316	17.3%
MARINE SYSTEMS	2,457	1,959	498	25.4%
AEROSPACE	1,377	1,309	68	5.2%
RESOURCES	112	110	2	1.8%

TOTAL	$9,521	$7,356	$2,165	29.4%

OPERATING EARNINGS:

INFORMATION SYSTEMS AND TECHNOLOGY	$365	$252	$113	44.8%
COMBAT SYSTEMS	234	211	23	10.9%
MARINE SYSTEMS	179	129	50	38.8%
AEROSPACE	160	85	75	88.2%
RESOURCES	(2)	19	(21)	(110.5)%

TOTAL	$936	$696	$240	34.5%

OPERATING MARGINS:

INFORMATION SYSTEMS AND TECHNOLOGY	10.6%	11.7%
COMBAT SYSTEMS	10.9%	11.5%
MARINE SYSTEMS	7.3%	6.6%
AEROSPACE	11.6%	6.5%
RESOURCES	-1.8%	17.3%
TOTAL	9.8%	9.5%

Exhibit D
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PRELIMINARY FINANCIAL INFORMATION (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AND EMPLOYEE AMOUNTS

	Second Quarter		Second Quarter
	2004		2003

Cash	$1,100		$811

Short-term Debt	$519		$364
Long-term Debt	3,297		2,720

Total Debt	$3,816		$3,084

Net Debt	$2,716		$2,273

Shareholders’ Equity	$6,458		$5,407

Debt-to-Equity	59.1%		57.0%

Debt-to-Capital	37.1%		36.3%

Book Value per Share	$32.31		$27.42

	Quarter	Year-to-date	Quarter	Year-to-date

Net Cash Provided by Operating Activities	$361	$690	$257	$458
Capital Expenditures	(65)	(118)	(36)	(67)

Free Cash Flow From Operations (A)	$296	$572	$221	$391

Total Taxes Paid	$67		$116

Depreciation and Depletion	$61		$46
Other Intangible Assets Amortization	25		10

Depreciation, Depletion and Amortization	$86		$56

Company Sponsored R&D (B)	$93		$65

Employment	69,400		57,300

Sales Per Employee	$282,100		$265,500

Shares Outstanding	199,849,169		197,162,542

Weighted Average Shares Outstanding -
Basic	199,199,301		197,224,288
Diluted	201,018,473		198,578,955

(A)	The company’s management believes free cash flow from operations is a measurement that is useful to investors, because it portrays the company’s ability to generate cash from its core businesses for such purposes as repaying maturing debt, funding business acquisitions and paying dividends. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(B)	Includes independent research and development and bid and proposal costs and Gulfstream product development costs.

Exhibit E
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BACKLOG (UNAUDITED)
DOLLARS IN MILLIONS

	Second Quarter 2004
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$6,172	$1,406	$7,578	$5,826	$13,404
COMBAT SYSTEMS	6,644	2,497	9,141	152	9,293
MARINE SYSTEMS	9,387	8,512	17,899	—	17,899
AEROSPACE	3,970	2,257	6,227	—	6,227
RESOURCES	235	57	292	—	292

TOTAL	$26,408	$14,729	$41,137	$5,978	$47,115

	First Quarter 2004
			Total	IDIQ	Total Estimated
	Funded	Unfunded	Backlog	Contract Value (A)	Contract Value

INFORMATION SYSTEMS AND TECHNOLOGY	$6,480	$1,445	$7,925	$5,934	$13,859
COMBAT SYSTEMS	6,320	2,370	8,690	183	8,873
MARINE SYSTEMS	9,968	8,357	18,325	—	18,325
AEROSPACE	4,094	2,386	6,480	—	6,480
RESOURCES	145	57	202	—	202

TOTAL	$27,007	$14,615	$41,622	$6,117	$47,739

(A)	IDIQ contract value represents management’s estimate of the future contract value under existing indefinite delivery, indefinite quantity contracts. Because the value in these arrangements is subject to the customer’s future exercise of an indeterminate quantity of delivery orders, the company recognizes these contracts in backlog only when they are funded.

Exhibit F
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AIRCRAFT DELIVERIES (UNAUDITED)

	Second Quarter		Six Months
	2004	2003	2004	2003

GREEN:

LARGE AIRCRAFT	14	12	27	23

MID-SIZE AIRCRAFT	6	7	10	11

TOTAL	20	19	37	34

COMPLETIONS:

LARGE AIRCRAFT	15	11	22	25

MID-SIZE AIRCRAFT	3	2	8	5

TOTAL	18	13	30	30

PRE-OWNED:	4	11	7	15

Exhibit G

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